KRONOS WORLDWIDE, INC.              Contact:  Gregory M. Swalwell
Three Lincoln Centre                          Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                      Financial Officer
Dallas, Texas  75240-2697                     (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


               KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND


     DALLAS, TEXAS - August 28, 2006 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents ($0.25) per share on its common stock, payable on September 22, 2006 to stockholders of record at the close of business on September 8, 2006.

     Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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